Exhibit 99.1

The Lovesac Company Provides Business Update on COVID-19

STAMFORD, Conn., March 17, 2020 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) today announced that in response to the escalating global coronavirus (COVID-19) outbreak, it will temporarily close all showroom locations effective at the close of business Tuesday, March 17, 2020. The Company expects these showrooms to remain closed through April 5, 2020. All showroom associates will continue to receive full pay and benefits for their scheduled shifts during that time. These decisions will be re-evaluated as new information becomes available regarding the COVID-19 pandemic.

During this time, customers can continue to shop online at www.lovesac.com given the Company’s unique ability to deliver comfortable sofas and seating direct to the customers’ door through its ecommerce delivery model.

Our corporate employees located at our headquarters office have been instructed work remotely for the foreseeable future.

Shawn Nelson, Chief Executive Officer, said, “The health and safety of our associates, customers and communities remain our top priorities during these unprecedented times, and these concerns continue to guide our decision-making process. We are taking this step to ensure we are doing our part to prevent the spread of COVID-19. We hope everyone stays safe and look forward to coming together again soon.”

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with 91 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this press release, other than purely historical information, including estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the risk of disruptions to current plans and operations, including, disease epidemics and health-related concerns, such as the current outbreak of COVID-19 (coronavirus), which could result (and, in the case of the current coronavirus outbreak, has resulted, in some of the following instances) in closed showrooms, closed factories, reduced workforces, scarcity of raw materials and other supply chain disruptions and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease and risks related to tariffs, the countermeasures and mitigation steps that we adopt in response to tariffs and other similar issues, as well as those risks  and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR
(203) 682-8200
InvestorRelations@lovesac.com